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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT



        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 24, 1997





                                   KERR GROUP, INC.
                              --------------------------

                  (Exact name of registrant as specified in charter)


   DELAWARE                 1-7272                        95-0898810
- --------------          --------------                 -----------------
(State or other         (Commission File              (IRS Employer
jurisdiction of         Number)                       Identification No.)
incorporation)


500 NEW HOLLAND AVENUE, LANCASTER, PA                          17602
- --------------------------------------                      -----------

(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:   (717) 299-6511


                                    NOT APPLICABLE

             (Former name or former address, if changed from last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

    a. On August 26, 1997, Fremont Acquisition Company, LLC ("Fremont") and Kerr Acquisition Corporation ("KAC") completed their previously announced cash tender offer (the "Tender Offer") for all of the shares of Common Stock, par value $.50 per share (the "Common Stock") and $1.70 Class B Cumulative Convertible Preferred Stock, Series D, par value $.50 per share (the "Preferred Stock") of Kerr Group, Inc. (the "Company") pursuant to the Agreement and Plan of Merger, dated July 1, 1997, among the Company, Fremont and KAC (the "Merger Agreement"). Fremont now beneficially owns approximately 93% of the Common Stock outstanding, approximately 63% of the Preferred Stock outstanding and approximately 81% of the Common Stock outstanding on an as-converted, fully diluted basis. Fremont acquired the Common Stock and Preferred Stock from shareholders who tendered their shares pursuant to the Tender Offer. Subject to the terms of the Merger Agreement, shares of Common Stock and Preferred Stock not tendered will be converted into the right to receive $5.40 net per share of Common Stock and $12.50 net per share of Preferred Stock pursuant to a second step merger between KAC and the Company (the "Merger").

    In connection with the Merger and the consummation of the Tender Offer, the Company entered into that certain Loan and Security Agreement, dated as of August 26, 1997 (the "Loan and Security Agreement"), by and among the Company, the lenders from time to time party thereto (the "Lenders"), L/C Issuer (as defined therein) and NationsBank of Texas, N.A. ("NationsBank") as agent for the Lenders, pursuant to which the Lenders extended credit facilities to the Company in an aggregate amount of $62 million dollars, which credit facilities were used, among other things, (i) to refinance the outstanding principal balance of funded indebtedness (including premium, and accrued and unpaid interest) of the Company at the time of the consummation of the Tender Offer, (ii) to pay a portion of the fees and expenses incurred in connection with the Tender Offer and (iii) to provide for working capital and general corporate purposes of the Company after the consummation of the Tender Offer. NationsBank received a first priority, perfected security interest in all of the tangible and intangible assets of the Company.

    Pursuant to the Loan and Security Agreement, NationsBank, in its capacity as initial Lender, provided the Company with credit facilities in the aggregate amount of up to $62 million consisting of a $20 million revolving credit facility (which includes a sublimit for the issuance of standby and commercial letters of credit) (the "Revolving Credit Facility"), a $32 million term loan facility (the "Term Loan Facility") and a $10 million equipment acquisition facility (the "CAPEX Facility" and together with the Revolving Credit Facility and the Term Loan Facility, the "Senior Credit Facilities").

    The Revolving Credit Facility bears interest at a rate equal to LIBOR plus 225 basis points or the Base Rate (defined as the higher of (i) the NationsBank prime rate and (ii) the Federal Funds rate), at all times subject to applicable maximum legal interest rates. The Term Loan Facility and the CAPEX Facility bear interest at a rate equal to LIBOR plus 275 basis points or the Base

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Rate plus 50 basis points, in each case at all times subject to applicable maximum legal interest rates. The Company may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability. A default rate of interest applies on all loans in the event of default at a rate per annum of 2% above the applicable interest rate.

    The Revolving Credit Facility terminates and all amounts outstanding thereunder will be due and payable in full five years from the closing of the Tender Offer (the "Closing"). The Term Loan Facility is subject to repayment according to scheduled amortization, with the final payment of all amounts outstanding, plus accrued interest due five years from the Closing or upon termination of the Revolving Credit Facility, whichever is earlier. The CAPEX Facility also is subject to amortization, with the final payment of all amounts outstanding, plus accrued interest, due five years from the Closing or upon termination of the Revolving Credit Facility, whichever is earlier.

    The Loan and Security Agreement provides for prepayment of the Senior
Credit Facilities provided that the Company pays liquidated damages in an amount equal to the appropriate percentage of the maximum approved amount of the Senior Credit Facilities: (i) 1.0% if such termination or reduction occurs during the first year following the closing, (ii) 0.50% if such termination or reduction occurs during the second year following the Closing and (iii) 0.25% if such termination or reduction occurs at any time thereafter. However, no such payment is required upon termination in connection with refinancing of the Senior Credit Facilities with NationsBank or any of its affiliates. Fremont and KAC each have guaranteed the payment obligations of the Company under the Loan and Security Agreement.

    b.  None.

ITEM 5.  OTHER EVENTS

    a. On August 24, 1997, the Company and the Pension Benefit Guaranty Corporation (the "PBGC") entered into a definitive agreement pursuant to which the PBGC agreed to dismiss its lawsuit now pending before the United States District court for the Eastern District of Pennsylvania seeking to terminate the Company's pension plan, withdraw its Notice of Determination and forbear from instituting new proceedings with respect to the acquisition. Pursuant to the terms of the definitive agreement, the Company agreed to


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(i) future enhanced pension plan contributions, (ii) grant to the PBGC a second lien in the amount of $40.7 million secured by substantially all of the assets of the Company, (iii) various restrictions on future secured indebtedness and
(iv) provisions regarding notice of certain events. The definitive agreement became effective upon the consummation of the Tender Offer.

    b. On August 26, 1997, the Company refinanced all of its existing indebtedness, including its 9.45% Senior Series A and 8.99% Series B Notes and its credit facility with Madeleine L.L.C., through a secured credit facility with NationsBank. See Item 1.

    c. On August 26, 1997, pursuant to terms of the Merger Agreement, upon the completion of the Tender Offer, (i) all of the Company's directors retired or resigned except for Harvey L. Sperry and (ii) Mr. Sperry appointed Mark N. Williamson and Gregory P. Spivy to the Company's Board of Directors. Currently, the Company's directors are Mr. Sperry, Mr. Spivy and Mr. Williamson.

    d. Effective as of August 31, 1997, the Company's Board of Directors (i) appointed Richard D. Hofmann as President and Chief Executive Officer and Lawrence C. Caldwell as Chief Financial Officer, Treasurer and Secretary of the Company, and (ii) removed each of the following individuals from their respective offices: D. Gordon Strickland as President and Chief Executive Officer, Robert S. Reeves as Senior Vice President, Sales, Richard H. Dittmar as Vice President, Employee Relations, Larry R. Knipple as Vice President and Secretary and Geoffrey A. Whynot as Vice President, Finance and Chief Financial Officer of the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of businesses acquired:

             None.

    (b)  Pro Forma financial information:

             None.

    (c)  Exhibits:

             10.42 Agreement, dated August 24, 1997, by and between the PBGC and the Company.

             10.43 Security Agreement, dated as of August 24, 1997, by and between the PBGC and the Company.


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             10.44   Subordination and Standby Agreement, dated August 24, 1997, by and among NationsBank, the Company and the PBGC.

             10.45 Loan and Security Agreement, dated as of August 26, 1997, by and among the Company, the Lenders, L/C Issuer and NationsBank.

             10.46 Guaranty Agreement, dated as of August 26, 1997, by and between Kerr Acquisition Corporation and NationsBank.

             10.47 Guaranty Agreement, dated as of August 26, 1997, by and between Fremont and NationsBank.


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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  KERR GROUP, INC.



                                  By: /s/ Lawrence C. Caldwell
                                     ------------------------------
                                     Name:  Lawrence C. Caldwell
                                     Title: Chief Financial Officer,
                                            Treasurer and Secretary


Dated:  September 10, 1997


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                                    EXHIBIT INDEX

Exhibit
- -------

10.42    Agreement, dated August 24, 1997, between the PBGC and the Company.

10.43 Security Agreement, dated as of August 24, 1997, by and between the PBGC and the Company.

10.44 Subordination and Standby Agreement, dated August 24, 1997, by and among NationsBank, the Company and the PBGC.

10.45 Loan and Security Agreement, dated as of August 21, 1997, by and among the Company, the Lenders, L/C Issuer and NationsBank.

10.46 Guaranty Agreement, dated as of August 26, 1997, by and between Kerr Acquisition Corporation and NationsBank.

10.47 Guaranty Agreement, dated as of August 26, 1997, by and between Fremont and NationsBank.


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